Exhibit 99.2
Form of Participation Agreement

COPANO ENERGY, L.L.C.

DEFERRED COMPENSATION PLAN

PARTICIPATION AGREEMENT

This Participation Agreement (“Participation Agreement”) is made this _____ day of December, 2008, by and between Copano Energy, L.L.C. (the “Company”) and _________________ (the “Participant”).

WITNESSETH:

WHEREAS, the Company has adopted the Copano Energy, L.L.C Deferred Compensation Plan (the “Plan”);

WHEREAS, the Participant has been approved for participation in the Plan for the 2009 calendar year;

WHEREAS, the Participant’s annual base compensation for the 2009 calendar year  is $__________ (the “2009 Base Salary”); and

WHEREAS, the Company has determined that 5% of the 2009 Base Salary, totaling $_________ (the “Award Opportunity”) shall be deferred in accordance with this Participation Agreement and the Plan;

NOW, THEREFORE, the Company and the Participant hereby agree as follows:

1.           Grant of Award Opportunity.  Subject to all of the terms, conditions and restrictions described in the Plan and to the further terms, conditions and restrictions described in this Participation Agreement, the Participant is hereby awarded the opportunity to earn, during the 7-year period beginning January 1, 2009 (the “Performance Period”), a cash payment equal to the Award Opportunity, and this amount shall be credited to the Participant’s Account under the Plan as of January 1, 2009.  No interest or earnings shall be credited to the Participant’s Account with respect to the Award Opportunity.  Unless otherwise indicated, terms used in this Participation Agreement shall have the same meanings as are ascribed to such terms in the Plan.

2.           Payment of Award Opportunity.  The Award Opportunity will be distributed in the first calendar quarter of 2010, provided that during the four consecutive calendar quarters preceding such calendar quarter, the Company has generated cumulative distributable cash flow of at least $4.00 per common unit (the “Distribution Limitation”).  If the Distribution Limitation has not been satisfied as of the first calendar quarter of 2010, the Award Opportunity will be distributed in the second calendar quarter of 2010 (provided the Distribution Limitation has been satisfied as of such calendar quarter), or the first such later calendar quarter during the Performance Period for which the Distribution Limitation has been satisfied.

3.           Early Payment.  In the event that during the Performance Period but prior to the payment of the Award Opportunity pursuant to Section 2, (a) the Participant’s employment with the Company is terminated and such termination is due to (i) the Participant’s death, (ii) the Participant’s Disability or (iii) the termination of Participant’s employment or services by the Company for reasons other than Cause or by the Participant for Good Reason, (b) the Participant incurs a Section 409A Disability while the Participant remains in employment with the Company, or (c) a Change in Control occurs while the Participant remains in employment with the Company, then within 30 days following such termination of employment, Section 409A Disability or Change in Control, as applicable, the Participant (or his or her Beneficiary designated under the Plan) will be paid a lump sum cash payment equal to the Award Opportunity unless previously received by the Participant pursuant to Section 2.  For this purpose:

“Disability” means a disability that entitles a Participant to benefits under the Company’s or an Affiliate’s long-term disability plan.

“Cause” means (a) gross negligence or willful misconduct in the performance of the duties and services required of the Participant by the Company; (b) the Participant’s willful and continued failure to substantially perform his duties and other obligations (for reasons other than physical or mental incapacity) and such failure continues for a period of 30 days after written notice by the Company of the existence of such failure; provided, however, that only one such notice by the Company need be sent and, if such failure re-occurs thereafter, no further notice and opportunity to cure such failure shall be required; (c) the commission of any fraudulent act or dishonesty in the course of the Participant’s employment or provision of services; or (d) conviction of or a plea of guilty to a felony that requires an intentional, knowing or reckless mental state (or any such equivalent mental state) under a criminal code of the United States of America or any state thereof, whether or not committed in the course of employment by the Participant.

“Change in Control” has the meaning set forth in the Copano Energy, L.L.C. Change in Control Severance Plan, provided that such event constitutes a “change of control event” within the meaning of Treas. Reg. § 1.409A-3(i)(5).

“Good Reason” means any of the following events that occurs without the Participant’s prior written consent:

             (i) a material diminution in the Participant’s base salary that is not consented to by the Participant or is not part of a Company-wide cost reduction program (provided, however, (A) without limiting the interpretation of “material,” a 5% or greater reduction in Participant’s base salary shall be deemed “material” in all circumstances and (B) in no event will this Participation Agreement or a subsequent required deferral under the Plan result in a material reduction in base salary for this purpose);

                 (ii) a material diminution in the Participant’s authority, duties, or responsibilities;

 (iii) a requirement that the Participant report to a supervisor, whose authority, duties, or responsibilities are materially diminished in comparison to the authority, duties and responsibilities of the supervisor to whom the Participant previously reported, including a requirement that a Participant report to a corporate officer or employee instead of reporting directly to the Board;

 (iv) a material diminution in the budget over which the Participant retains authority that is not part of a Company-wide cost reduction program;

 (v) reassignment of Participant to any office located more than 25 miles from where the office to which Participant is assigned is located as of the date of this Participation Agreement (or, if the Participant consents to a subsequent relocation, as of the date of the last relocation to which Participant has consented); or

 (vi) any other action or inaction that constitutes a material breach by the Company or a subsidiary thereof of any employment agreement under which the Participant provides services.

No act or omission shall constitute “Good Reason” for purposes of this Plan unless the Participant provides to the Company a written notice clearly and fully describing the particular acts or omissions which the Participant reasonably believes in good faith constitutes “Good Reason” within 90 days of the first date of such acts or omissions, and an opportunity, within 30 days following its receipt of such notice, to cure such acts or omissions. If such acts or omissions are not cured within the 30 day cure period, Participant shall provide a notice of termination for Good Reason to the Company.

“Section 409A Disability” means either (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan of the Company or any Affiliate.

For purposes of this Agreement, “employment with the Company” or being an “employee of the Company” shall include being an employee or a director of the Company or an Affiliate, and “termination of employment” shall be interpreted in a manner consistent with the concept of a “separation from service” within the meaning of Section 409A.

4.           Forfeiture.  In the event (i) the Participant terminates employment prior to payment of the Award Opportunity pursuant to Section 2 and under circumstances other than those set forth in Section 3 or (ii) the Distribution Limitation has not been satisfied as of the last calendar quarter in the Performance Period, then the Participant’s right to the Award Opportunity shall be forfeited.

5.           Withholding of Tax.  The Company shall withhold the amount of any federal, state or local taxes of any kind required by law to be withheld as a result of any payment made hereunder.

6.           Limitations Upon Transfer.  All rights under this Agreement shall belong to the Participant alone and may not be transferred, assigned, pledged, or hypothecated by the Participant in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution and shall not be subject to execution, attachment, or similar process.  Upon any attempt by the Participant to transfer, assign, pledge, hypothecate, or otherwise dispose of such rights contrary to the provisions in this Agreement or the Plan, or upon the levy of any attachment or similar process upon such rights, such rights shall immediately become null and void.

7.           Waiver of Claims.  In exchange for the consideration provided in this Participation Agreement and for other good and valuable consideration, the Participant consents to the 2009 Base Salary and waives any breach of contract or other claim the Participant may have with respect to the deferral or ultimate reduction thereof as described in this Participation Agreement.

8.           Disputes.  Any dispute or disagreement which shall arise under, or as a result of or pursuant to, this Participation Agreement shall be determined by the Committee in its absolute discretion, and any such determination or any other determination by the Committee under or pursuant to this Participation Agreement and any interpretation by the Committee of the terms of this Participation Agreement or the Plan shall be final, binding and conclusive on all persons affected hereby. The Plan shall control in case of conflict with this Participation Agreement.

9.           Entire Agreement; Modifications.  This Agreement and the Plan constitute the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Award Opportunities granted hereby.  Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.  Except as provided below, any modification of this Agreement shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.

10.           Section 409A.  The payments provided by this Agreement are intended to be provided in a manner compliant with or exempt from Section 409A of the Internal Revenue Code and this Participation Agreement shall be construed, interpreted and administered accordingly.  Notwithstanding any provision of this Agreement to the contrary, the Participant agrees that any payment under this Participation Agreement that the Company determines is subject to the suspension period under Code Section 409A(a)(2)(B) shall not be paid or commence until a date following six months after the Participant’s termination date, or if earlier, the Participant’s death.

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The parties hereto have caused this agreement to be executed this _____ day of December 2008.

Copano Energy, L.L.C.

By:
Name:	Douglas L. Lawing
Title:	Senior Vice President and General Counsel